SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                       Form S-8
                               REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933


                                  UNIVAR CORPORATION
                (Exact name of registrant as specified in its charter)


                     Delaware                               91-0816142
          (State or other jurisdiction of             (I.R.S. Employer
           incorporation or organization              Identification No.)


             6100 Carillon Point, Kirkland, Washington            98033
            (Address of Principal Executive Office)           (Zip Code)


                        UNIVAR CORPORATION STOCK PURCHASE PLAN
                             (Full title of the plan)


                                  William A. Butler
               Vice President, General Counsel, and Corporate Secretary
                                 6100 Carillon Point
                                  Kirkland, WA 98033
                      (Name and address of agent for service)

                                  (206) 889-3990
           (Telephone number, including area code, of agent for service)


                             Copies of all communications to:

                                    Mark R. Beatty
                                 Preston Gates & Ellis
                             5000 Columbia Seafirst Center
                                   701 Fifth Avenue
                                  Seattle, WA  98104
                                    (206) 623-7580

                             CALCULATION OF REGISTRATION FEE


Title of                             Proposed    Proposed   Amount
Securities to be     Amount to be    Offering    Maximum    of Regis-
Registered	          Registered      Price Per   Offering   tion
                                     Share *     Price      Fee
- ---------------      -------------   ---------   ---------  ----------
Common Stock         400,000         $11.375  $4,550,000.00 $1,568.97
$.33-1/3 par value   Shares

     *Average of high and low trading prices as reported on the New York Stock Exchange on August 1, 1994.

     The Exhibit Index appears after the Signature Page of this Registration Statement.

     The contents of the Registration Statement on Form S-8, Commission File No. 33-34697, filed on May 2, 1990, are hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on this 1st day of August, 1994.

          UNIVAR CORPORATION



          By:/s/ James W. Bernard
                 President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                                 Date

/s/ James W. Bernard    President, Chief Executive Officer,   August 1, 1994
                        Director (Principal Executive Officer)

/s/ Gary E. Pruitt      Vice President-Finance and Treasurer  August 1, 1994
                        (Principal Financial and
                        Principal Accounting Officer)


Sjoerd D. Eikelboom   )
Richard E. Engebrecht )
Roger L. Kesseler     )                       By: /s/ William A. Butler
Curtis P. Lindley     )                       Attorney in Fact
N. Stewart Rogers     )      Each as          Pursuant to Power of
Attorney
Robert S. Rogers      )      Director         Dated June 23, 1994
Andrew V. Smith       )
William K. Street     )
Roy E. Wansik         )                       Dated August 1, 1994
Nicolaas J. Westdijk  )
James H. Wiborg       )

EXHIBIT INDEX

        Exhibit Number                  Description

            4                           Amended and Restated Univar
                                        Corporation
                                        Stock Purchase Plan **

            5                           Opinion of Counsel regarding
                                        legality

            23.1                        Consent of Counsel (included in
                                        Exhibit 5)

            23.2                        Consent of Independent Public
                                        Accountant

            24                          Power of Attorney


** Incorporated by reference to copy filed with Registration Statement on Form S-8, File No. 33-34697.